Exhibit 99.1

Greenidge Completes Expansion of South Carolina Mining Facility to 44 MW

Expects to Eliminate Remaining $22 Million of Secured Debt by Selling South Carolina Mining Site to NYDIG

Greenidge Expects to Receive $4.9 million of Cash, Less Certain Costs, with Potential to Earn up to $2.6 million Additional Cash in Bonus Payments

Greenidge Generation Reports Second Quarter 2023

South Carolina Mining Facility

•Completed 26 MW Expansion and Construction of Mining Infrastructure to increase site capacity to 44 MW
•Entered into Term Sheet with NYDIG to sell approximately 25 acres of land and 44 MW of mining capabilities in Spartanburg, SC
•All of Greenidge's remaining $21.8 million of secured debt would be eliminated
•Greenidge would receive $4.9 million of cash, less certain closing costs and accrued interest on secured debt, and up to $2.6 million in potential bonus payments
•Current Hosting Agreement amended, effective immediately, for Greenidge to host additional NYDIG miners with the additional 26 MW of capacity until closing of sale.

Second Quarter 2023 Highlights

•Total revenue was $14.7 million
•Cryptocurrency datacenter hosting revenue was $9.7 million, and Cryptocurrency datacenter self-mining revenue was $4.0 million
•GAAP net loss from continuing operations was $9.8 million
•Adjusted EBITDA loss from continuing operations of $2.4 million
•143 bitcoins were produced from self-mining
•Operated active mining capacity of approximately 4.1 EH/s from 38,700 miners as of June 30, 2023
•Cash of $15.4 million as of June 30, 2023

Adjusted EBITDA loss continuing operations is a non-GAAP measure. See the table attached to this press release for a reconciliation from GAAP to non-GAAP measures and “Use of Non-GAAP Information” below for more details.

Fairfield, Conn. – August 14, 2023 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge” or the “Company”), a vertically integrated cryptocurrency datacenter and power generation company, today announced the completion of an expansion of their South Carolina mining facility to 44 MW of mining capabilities and its intention to enter into agreements to eliminate all of Greenidge's secured debt obligations via the transfer to certain affiliates of NYDIG ABL LLC ("NYDIG") of the expanded mining facilities in Spartanburg, South Carolina and the approximate 25 acre parcel on which the mining facilities are located. Greenidge will retain approximately 150 acres of land in Spartanburg for possible future data center development. Greenidge also announced its financial and operating results for the second quarter of 2023.

In January, Greenidge, NYDIG and B. Riley Commercial Capital, LLC ("B. Riley") announced a significant restructuring of Greenidge’s secured debt, and today’s announcement and eventual elimination of Greenidge’s remaining secured debt builds on the terms established in January’s agreement. On July 20, 2023, NYDIG purchased the Secured Promissory Note from B. Riley (the "Secured Promissory Note"), following Greenidge's principal payment to B. Riley that reduced the balance to approximately $4.1 million. In recognition of the capital expenditures required to be made by the Company to expand and upgrade the South Carolina facility, and in anticipation of the transfer of the South Carolina mining facilities to certain affiliates of NYDIG, NYDIG has provided a limited waiver to the covenant in NYDIG's Senior Secured Loan (the "Senior Secured Loan") requiring that the Company maintain a $10 million minimum cash balance, reducing that minimum cash balance to $6 million through August 21, 2023, and an intention to amend the Senior Secured Loan on or prior to August 21, 2023 to reduce the minimum cash balance covenant to $6 million until the earlier of December 29, 2023 or the completion of the sale transaction; provided that the minimum cash balance covenant shall reset to $10 million if the sale transaction is not completed by December 29, 2023. Upon completion of the sale transaction, of which there can be no assurances, in addition to the elimination of Greenidge's secured debt, the Company will also receive the payments outlined below which will replenish the Company's cash reserves.

“In the first seven months of 2023, we’ve cleared $63.5 million in secured debt, and once the South Carolina sale is complete, we will have eliminated all of Greenidge’s remaining $21.8 million secured debt, leaving $72.2 million of unsecured debt upon closing, which does not mature until 2026. We also continue to operate a robust, advanced mining operation that is poised to compete as bitcoin mining enters its next phase,” said Dave Anderson, Chief Executive Officer of Greenidge. “NYDIG and B. Riley have been extraordinary, collaborative partners who have been willing to work together to find mutually beneficial solutions. Once these debts are behind us, we will have improved our near-term liquidity putting us in far better position to continue to build a great company for the long-term.”

KEY DETAILS OF THE SOUTH CAROLINA FACILITIES SALE

Following the January agreement with NYDIG and B. Riley, Greenidge owed approximately $17.2 million in secured debt to NYDIG and $8.7 million to B. Riley. Subsequently, NYDIG chose not to exercise its rights to a post-closing covenant, which caused approximately $0.5 million of interest to be capitalized into the debt balance as of April 30, 2023. The terms of a non-binding term sheet indicating the intention to enter into the sale agreement are as follows:

•Greenidge Receives
◦Discharge of the approximately $17.7 million outstanding principal under the Senior Secured Loan to NYDIG
◦Discharge of the approximately $4.1 million outstanding principal under the Secured Promissory Note that NYDIG purchased from B. Riley
◦Approximately $4.9 million in cash, less accrued interest under the Secured Promissory Note and Senior Secured Loan and certain transaction costs of NYDIG
◦Up to approximately $2.6 million in potential bonus payments tied to the completion date and uptime performance of the mining facility
◦No further payments of interest or principal in respect of the Secured Promissory Note or the NYDIG Senior Secured Loan until the closing of the sale, as the limited waiver discussed above also contemplates that the loan agreements with respect to the Secured Promissory Note and the NYDIG Senior Secured Loan will be amended on or before August 21, 2023, to extend the limited waiver regarding the reduced $6 million cash requirement to December 29, 2023, as well as provide that the Company will not be required to make any principal or interest payments associated with the outstanding secured debt prior to the closing of the transaction and provided that the transaction closes on or before December 29, 2023.

•NYDIG Receives
◦The expanded and upgraded mining infrastructure at Greenidge's facility in South Carolina (44 MW) and the approximate 25 acres of land on which the facility is located
◦Transition Services Agreement

Additionally, as an interim measure until the sale closes, Greenidge and NYDIG have expanded their hosting agreement to include the additional 26 MW of infrastructure.

Second Quarter 2023 Financial Results

Greenidge’s revenue for the second quarter was $14.7 million, down 36% compared to the prior year. Cryptocurrency datacenter hosting revenue was $9.7 million as compared to none in the prior year. Cryptocurrency datacenter self-mining revenue was $4.0 million, down 80% versus the prior year as Greenidge transitioned its capacity towards datacenter hosting during the first half of 2023 and the average price of bitcoin declined significantly. Power and Capacity revenue was $1.1 million, down 63% compared to the prior year.

As of June 30, 2023, Greenidge datacenter operations consisted of approximately 38,700 miners with approximately 4.1 EH/s of combined capacity for both datacenter hosting and cryptocurrency mining, of which 28,500 miners, or 2.9 EH/s, is associated with datacenter hosting and 10,200 miners, or 1.2 EH/s, is associated with Greenidge's cryptocurrency mining.

Net loss from continuing operations was $9.8 million for the second quarter as compared to $109.0 million in the second quarter of the prior year. Adjusted EBITDA loss for the second quarter was $2.4 million compared to the prior year second quarter Adjusted EBITDA of $0.2 million. The lower average bitcoin prices and higher difficulty levels on the blockchain network in 2023 as compared to 2022 more than offset the increased hash rate capacity. Additionally, a planned maintenance shutdown of the New York plant that occurred in June 2023 impacted the year-over-year comparison of profitability as revenue was reduced during the approximate 10 days of the shutdown and approximately $0.6 million of costs were incurred.

As of March 31, 2023, Greenidge had cash of $15.4 million and debt balance of $95.5 million, which was reduced from $157.5 million as of December 31, 2022.

About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated cryptocurrency datacenter and power generation company.

Use of Non-GAAP Information
To provide investors and others with additional information regarding Greenidge’s financial results, Greenidge has disclosed in this press release a certain non-GAAP operating performance measure of Adjusted EBITDA (loss) from continuing operations. Adjusted EBITDA (loss) from continuing operations is defined as (loss) income from continuing operations before taxes plus interest and depreciation and amortization, which is then adjusted for stock-based compensation, other special items determined by management, including, but not limited to business expansion costs, impairments of long-lived assets, remeasurement of environmental liabilities, restructuring, debt extinguishment and costs to restructure debt. This non-GAAP financial measure is a supplement to and not a substitute for or superior to, the Company’s results presented in accordance with U.S. GAAP. The non-GAAP financial measure presented by the Company may be different from non-GAAP financial measures presented by other companies. Specifically, the Company believes the non-GAAP information provides a useful measure to investors regarding the Company’s financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results. The presentation of this non-GAAP financial measure is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. A reconciliation of the non-GAAP financial measure to U.S. GAAP results is included herein.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K, Part II, Item 1A. “Risk Factors” of Greenidge’s Quarterly Report on Form-10-Q, and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

For further information, please contact:

Investor Relations
investorrelations@greenidge.com

Media Inquiries
media@greenidge.com

Greenidge Generation Holdings Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the Three Months Ended June 30, 2023 and 2022
Amounts denoted in thousands
	Three Moths Ended June 30,
	2023	2022
REVENUE:
Datacenter hosting	$9,660	$—
Cryptocurrency mining	3,980	20,067
Power and capacity	1,070	2,859
Total revenue	14,710	22,926
OPERATING COSTS AND EXPENSES:
Cost of revenue - hosting services (exclusive of depreciation and amortization)	6,727	—
Cost of revenue - self mining (exclusive of depreciation and amortization)	2,933	11,664
Cost of revenue - power and capacity (exclusive of depreciation and amortization)	1,481	3,172
Selling, general and administrative	7,049	8,291
Depreciation and amortization	3,165	4,537
Impairment of long-lived assets	—	71,500
Remeasurement of environmental liability	—	11,109
Gain on sale of assets	(8)	(629)
Total operating costs and expenses	21,347	109,644
(Loss) income from operations	(6,637)	(86,718)
Other income (expense), net:
Interest expense, net	(3,112)	(6,910)
Gain (loss) on sale of digital assets	—	(10)
Other income, net	(4)	22
Total other expense, net	(3,116)	(6,898)
Loss from continuing operations before taxes	(9,753)	(93,616)
Provision for income taxes	—	15,419
Net loss from continuing operations	(9,753)	(109,035)
(Loss) income from discontinued operations, net of tax	(289)	1,153
Net loss	$(10,042)	$(107,882)

Reconciliation of Net loss from continuing operations to Adjusted EBITDA (loss) from Continuing Operations:
Net loss from continuing operations	$(9,753)	$(109,035)
Provision for income taxes	—	15,419
Interest expense, net	3,112	6,910
Depreciation and amortization	3,165	4,537
EBITDA (loss) from continuing operations	$(3,476)	$(82,169)
Stock-based compensation	568	306
Gain on sale of assets	(8)	(629)
Impairment of long-lived assets, after tax	—	71,500
Remeasurement of environmental liability, after tax	—	11,109
Restructuring costs	545	—
Expansion costs	—	88
Adjusted EBITDA (loss) from continuing operations	$(2,371)	$205

Greenidge Generation Holdings Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
June 30, 2023 and December 31, 2022
Amounts denoted in thousands
	June 30, 2023 (Unaudited)	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,363	$15,217
Digital assets	—	348
Accounts receivable	177	2,696
Prepaid expenses	3,577	6,266
Emissions and carbon offset credits	1,597	1,260
Income tax receivable	857	798
Current assets held for sale	1,074	6,473
Total current assets	22,645	33,058
LONG-TERM ASSETS:
Property and equipment, net	70,816	130,417
Other long-term assets	836	292
Total assets	$94,297	$163,767

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,391	$9,608
Accrued emissions expense	6,090	6,052
Accrued expenses	7,450	11,327
Short-term environmental liability	1,700	600
Long-term debt, current portion	3,536	67,161
Current liabilities held for sale	1,475	3,974
Total current liabilities	29,642	98,722
LONG-TERM LIABILITIES:
Long-term debt, net of current portion and deferred financing fees	86,687	84,585
Environmental liability	26,174	27,400
Other long-term liabilities	3,562	107
Total liabilities	146,065	210,814
STOCKHOLDERS' EQUITY:	(51,768)	(47,047)
Total liabilities and stockholders' equity	$94,297	$163,767